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                                                                     EXHIBIT 4.3


                              CERTIFICATE OF TRUST


                  The undersigned, the trustee of AGL Capital Trust, desiring to form a business trust pursuant to the Delaware Business Trust Act, 12 Del. C.
Section 3810, hereby certifies as follows:

                  i. The name of the business trust being formed hereby (the "Trust") is "AGL Capital Trust."

                  ii. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                                    The Bank of New York (Delaware)
                                    White Clay Center, Route 273
                                    Newark, Delaware 19711

                  iii. This Certificate of Trust shall be effective as of the date of filing.

Dated: June 6, 1997

                                             THE BANK OF NEW YORK (DELAWARE),
                                             as Delaware Trustee



                                             By: /s/ Walter N. Gitlin
                                                --------------------------------
                                             Name: Waltern N. Gitlin
                                             Title: Authorized Signatory